UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 18, 2011 (March 17, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 17, 2011, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), completed the Vacant Land Purchase Agreement (the “Newberry Springs Agreement”), which Coronus entered into on January 24, 2011 and which was first reported in our Form 8-K filed with the SEC on January 27, 2011. Under the Newberry Springs Agreement, Coronus acquired a 20 acre parcel of vacant land, situated in Newberry Springs, in the County of San Bernardino, California, from Mike Hoch. The purchase price was $45,000. Coronus deposited $8,000. Mike Hoch agreed to carry back the balance amount of $37,000 for two years at 6.5% per annum interest, with monthly payments of interest only.

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 17, 2011, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), completed the Vacant Land Purchase Agreement (the “Newberry Springs Agreement”), which Coronus entered into on January 24, 2011 and which was first reported in our Form 8-K filed with the SEC on January 27, 2011. Under the Newberry Springs Agreement, Coronus acquired a 20 acre parcel of vacant land, situated in Newberry Springs, in the County of San Bernardino, California, from Mike Hoch. The purchase price was $45,000. Coronus deposited $8,000. Mike Hoch agreed to carry back the balance amount of $37,000 for two years at 6.5% per annum interest, with monthly payments of interest only.

ITEM 7.01	REGULATION FD DISCLOSURE.

We announced today Coronus’ completion of the Vacant Land Purchase Agreement (the Newberry Springs Agreement), as disclosed above under Item 1.02.

We announced today also that the close of escrow for the Vacant Land Purchase Agreement (“Agreement 1” or “Vidal Agreement”), entered into by Coronus, as reported in our Form 8-K filed with the SEC on October 6, 2010, has been extended. Under the Vidal Agreement, the close of escrow has been extended to April 15, 2011. In return for the extension, Coronus paid Paul R Marshall Trust the forfeitable fee of $1,733 (equivalent to 8.5% per annum interest rate based on the purchase price). We sought the extension because we lack the funds to pay the contractual balance due.

We announced today also that the close of escrow for the Vacant Land Purchase Agreement (“29-Palms North Agreement”), entered into by Coronus, as reported in our Form 8-K filed with the SEC on January 27, 2011, has been extended. Under the 29-Palms North Agreement, the close of escrow has been extended to April 15, 2011. In return for the extension, Coronus placed an additional $1,000, non-refundable deposit into escrow. We sought the extension because we lack the funds to pay the contractual balance due.

ITEM 9.01                 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of March, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors